Exhibit 10.1

[BERKSHIRE LETTERHEAD]

PERSONAL AND CONFIDENTIAL

May 10, 2005

Carter’s, Inc.

The Proscenium

1170 Peachtree Street, NE

Suite 900

Atlanta, GA 30309

Attention:	Mr. Michael D. Casey
Chief Financial Officer

We are pleased to confirm the arrangements under which Berkshire Partners, LLC (“Berkshire”) is engaged by Carters, Inc. (the “Company”) as financial advisor in connection with the possible acquisition of all or a portion of the stock or assets of OshKosh B’Gosh, Inc. (“Oshkosh”).

During the term of our engagement, we will provide you with financial advice and assistance in connection with this potential transaction, which may include assisting you in negotiating the financial aspects of the transaction.

If 50% or more of the outstanding common stock of OshKosh or 50% or more of the assets (based on the book value thereof) of OshKosh is acquired by the Company or any of its affiliates in one or more transactions, we will charge a transaction fee of $1,500,000.  If less than 50% of the outstanding common stock or assets (based on the book value thereof) of OshKosh is acquired by the Company or any of its affiliates, we will charge a mutually acceptable transaction fee. The Company agrees to pay the transaction fee to us in cash upon consummation of such acquisition.

You also agree to reimburse us periodically, upon request, and upon consummation of the transaction or transactions contemplated hereby or upon termination of our services pursuant to this letter, for our reasonable and documented expenses, including the reasonable fees and disbursements of our outside attorneys, plus any sales, use or similar taxes (including additions to such taxes, if any) arising in connection with any matter referred to in this letter.

Please note that any written or oral advice provided by Berkshire in connection with our engagement is exclusively for the benefit of the Company in considering the transaction, and such advice and the terms of this letter may not be disclosed to any third party or circulated or referred to publicly without our prior written consent, except as may be required pursuant to a subpoena or order issued by a court of competent jurisdiction or by a judicial or administrative or legislative body or committee, provided that the Company shall have (a) promptly notified Berkshire of the receipt of any such subpoena or order, (b) consulted with Berkshire as to the advisability of taking steps to resist or narrow the scope of the disclosure contemplated thereby and (c) cooperated with Berkshire in any efforts it may make to obtain an order or other reliable assurance that confidential treatment will be accorded to such advice and the terms of this letter.

In connection with engagements such as this, it is our firm policy to receive indemnification.  The Company agrees to the provisions with respect to our indemnity and other matters set forth in Annex A, which is incorporated by reference into this letter.

Our services may be terminated by you or us at any time with or without cause effective upon receipt of written notice to that effect; provided, however, that our services will automatically terminate on the date one year after the date of this letter unless we shall agree in writing to extend them for a specified period.  We will be entitled to the applicable transaction fees set forth above in the event that at any time prior to the expiration of six months after such termination (i) an agreement is entered into with respect to an acquisition of all or a portion of the stock or assets of OshKosh which is eventually consummated by the Company or any of its affiliates or (ii) an agreement is entered into pursuant to which a Payment is eventually made.

The Company recognizes that, in providing our services pursuant to this letter, we will rely upon and assume the accuracy and completeness of all of the financial, accounting, tax and other information furnished by the Company or OshKosh to us for such purposes, and we do not assume responsibility for the accuracy or completeness thereof.  Berkshire will have no obligation to conduct any independent evaluation or appraisal of the assets or liabilities of the Company, OshKosh, or any other party or to advise or opine on any related solvency issues.  It is understood and agreed that Berkshire will act under this letter as an independent contractor with duties solely to the Company and nothing in this letter or the nature of our services shall be deemed to create a fiduciary or agency relationship between us and the Company or its stockholders, employees or creditors.  Except as set forth in Annex A hereto, nothing in this letter is intended to confer upon any other person (including stockholders, employees or creditors of the Company) any rights or remedies hereunder or by reason hereof.

Berkshire agrees, except as otherwise required by law, judicial process or regulatory request or demand or as contemplated by its engagement hereunder, to hold all non-public information furnished to Berkshire in the strictest confidence and not to use such non-public information for any purpose unrelated to the performance of its role as financial advisor under this letter agreement.

Berkshire does not provide accounting, tax or legal advice.  The Company is authorized, subject to applicable law, to disclose any and all aspects of this potential transaction that are necessary to support any U.S. federal income tax benefits expected to be claimed with respect to such transaction, and all materials of any kind (including tax opinions and other tax analyses) related to those benefits, without Berkshire imposing any limitation of any kind.

This letter may not be amended or modified except in writing executed by the Company and Berkshire, and shall be governed by and construed in accordance with the internal laws of The Commonwealth of Massachusetts without reference to principles of conflicts of law.  This letter may be executed in counterparts, each of which shall be deemed an original and all of which shall together constitute one and the same instrument.

Please confirm that the foregoing is in accordance with your understanding by signing and returning to us the enclosed copy of this letter, which shall become a binding agreement upon our receipt.  We look forward to working with you on this assignment.

Very truly yours,		Confirmed:

Berkshire Partners, LLC

By:	/s/ Ross M. Jones		CARTER’S, INC.

		By:	/s/ Michael D. Casey

Name:

Title:

		Date:	May 10, 2005

Annex A

The Company agrees to indemnify Berkshire, any controlling person of Berkshire and each of its respective directors, officers, employees, agents, affiliates and representatives (each, an “Indemnified Party”) and hold each of them harmless against any and all losses, claims, damages, expenses, liabilities, joint or several (collectively, “Liabilities”) to which the Indemnified Parties may become liable, directly or indirectly, arising out of, or relating to, the letter agreement to which this Appendix A is attached (the “Letter Agreement”) or Berkshire’s services thereunder, unless it is finally judicially determined that the Liabilities resulted from the gross negligence, willful misconduct or bad faith of such Indemnified Party.  The Company further agrees to reimburse each Indemnified Party immediately upon request for all expenses (including reasonable attorneys’ fees and expenses) as they are incurred in connection with the investigation of, preparation for, defense of, or providing evidence in, any action, claim, suit, proceeding or investigation (each and collectively, an “Action”), directly or indirectly, arising out of, or relating to, the Letter Agreement or Berkshire’s services thereunder, whether or not pending or threatened and whether or not any Indemnified Party is a party to such Action; provided, however, that if it is finally judicially determined that some or all of the Liabilities resulted from the gross negligence, willful misconduct or bad faith of any Indemnified Party, the Indemnified Parties shall remit to the Company any amounts reimbursed pursuant to this sentence that relate to such Liabilities.  The Company also agrees that no Indemnified Party shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company or any person asserting claims on behalf of or in right of the Company, directly or indirectly, arising out of, or relating to, the Letter Agreement or Berkshire’s services thereunder, unless it is finally judicially determined that such liability resulted from the gross negligence, willful misconduct or bad faith of such Indemnified Party.  Moreover, in no event, regardless of the legal theory advanced, shall any Indemnified Party be liable to the Company or any person asserting claims on behalf of or in the right of the Company for any consequential, indirect, incidental or special damages of any nature.

The Company agrees that, without Berkshire’s prior written consent (which consent will not be unreasonably withheld), it will not agree to any settlement of, compromise or consent to the entry of any judgment in or other termination of (each and collectively, a “Settlement”) any Action in respect of which indemnification could be sought hereunder (whether or not Berkshire or any other Indemnified Party is an actual or potential party to such Action), unless (a) such Settlement includes an unconditional release of each Indemnified Party from any liabilities arising out of such Action and (b) the parties agree that the terms of such Settlement shall not include any statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of, any Indemnified Party.

The Company and Berkshire agree that if any indemnification or reimbursement sought pursuant to the first paragraph of this Appendix A is for any reason unavailable or insufficient to hold any Indemnified Party harmless for Liabilities identified in the first paragraph of this Appendix A (except by reason of the gross negligence, willful misconduct or bad faith of an Indemnified Party) then, whether or not Berkshire is the person entitled to indemnification or reimbursement, the Company and Berkshire shall contribute to the Liabilities for which such indemnification or reimbursement is held unavailable in such proportion as is appropriate to reflect (a) the relative benefits to the Company on the one hand and Berkshire on the other hand, in connection with the transaction to which such indemnification or reimbursement relates or (b) if the allocation provided by clause (a) above is not available, in such proportion as is appropriate to reflect not only the relative benefits referred to in such clause (a), but also the relative fault of the parties as well as any other relevant equitable considerations; provided, however, that in no event shall the amount to be contributed by Berkshire exceed the fees actually received by Berkshire under the Letter Agreement.  The Company agrees that, for the purposes of this paragraph, the relative benefits to the Company and Berkshire of the contemplated transaction (whether or not such transaction is consummated) shall be deemed to be in the same proportion that the aggregate consideration payable, exchangeable or transferable (or contemplated to be payable, exchangeable or transferable) in such transaction bears to the fees paid or payable to Berkshire as financial advisor under the Letter Agreement.

The rights of the Indemnified Parties referred to above shall be in addition to any rights that any Indemnified Party may otherwise have.